Exhibit 10.63

Apache Corporation

Amendment of Stock Option Grants

Participant Name:	G. Steven Farris (“Participant,” “Employee” “you” or “your”)

Company:	Apache Corporation

Amendment:	This is a summary of the amendment of the terms of your previous grants of Stock Options to purchase Shares (“Options”) under certain prior notices (the “Grant Notices”) subject to the terms of the Apache Corporation 2007 Omnibus Equity Compensation Plan, as amended and the Apache Corporation 2011 Omnibus Equity Compensation Plan, as amended (the “Plans”) and the related Stock Option Award Agreements (the “Agreements”).

You were previously granted Stock Options to purchase Shares in accordance with the terms of the Plans and the related Stock Option Award Agreements. In connection with your retirement from service with the Company effective January 20, 2015 (the “Retirement Date”) and the terms of the retirement agreement between you and the Company (the “Retirement Agreement”), for purposes of vesting and exercisability of your outstanding Options determined as of the Retirement Date under the Plans, upon your acceptance of this Amendment, the Company agrees that such outstanding Options will continue to vest according to their original schedules and any agreed amendments to said equity plans and award agreements as if you continued employment with the Company after your Retirement Date, provided that such vesting shall occur at such times solely if you are then in compliance with the provisions of the Retirement Agreement. For the avoidance of doubt, you shall not be treated as continuing employment with the Company after the Retirement Date for purposes of the Change of Control provisions of the Plans and the Agreements. Employee’s exclusion from receiving the benefits of the Change of Control provisions of the Plans and Agreements shall not diminish nor terminate the other rights and benefits provided to Employee regarding stock options under the Apache Corporation Executive Retirement Agreement between Employee and Apache Corporation.

Affected Awards:	All outstanding Non-Qualified Stock Options under the Plans as of the Retirement Date

Plans:	Apache Corporation 2007 Omnibus Equity Compensation Plan, as amended

Apache Corporation 2011 Omnibus Equity Compensation Plan, as amended

Expiration Date:	Your Options will remain subject to expiration ten years from the original Grant Date for each such Option.

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Acceptance:	Please indicate your acceptance of this Amendment by executing the attached Amendment and returning it to Margie M. Harris. Upon acceptance of this Amendment you will be able to continue to access your account at netbenefits.fidelity.com. By accepting this Amendment, you will have agreed to the terms and conditions set forth in the Amendment and the terms and conditions of the Plans. You also agree to immediately notify Apache Corporation of any future change in your address or other contact information. If you do not accept this Amendment, for purposes of vesting and exercisability of your Options, you be treated as terminating with the Company on the Retirement Date.

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Apache Corporation

Amendment to Stock Option Award Agreements

This Amendment to the Stock Option Award Agreements is entered into in connection with the Participant’s retirement from service with Apache Corporation (together with its Affiliates, the “Company”) effective January 20, 2015 (the “Retirement Date”) and the terms of the retirement agreement between the Participant and the Company (the “Retirement Agreement”) and governs all outstanding Options under the Plans and the Agreements, determined as of the Retirement Date, between the Company and the Participant.

1.	Section 4 of each of the Agreements is hereby amended to add a new paragraph at the end thereof, which shall read as follows:

Retirement Agreement. Notwithstanding the provisions of Section 4 of any Agreement or the provisions of the Grant Notices or the Plan to the contrary, for purposes of the Options, the Participant’s employment shall be deemed to continue with the company following the Retirement Date provided that the Participant remains in compliance with the provisions of the Retirement Agreement. The Participant shall immediately notify the Company of any future change in address or other contact information. The Participant shall not be treated as continuing in employment with the Company following the Retirement Date for purposes of the Change of Control provisions of this Agreement, the Grant Notice and the Plan. Employee’s exclusion from receiving the benefits of the Change of Control provisions of the Plan and Agreements shall not diminish nor terminate the other rights and benefits provided to Employee regarding Stock Options under the Apache Corporation Executive Retirement Agreement between Employee and Apache Corporation.

2.	The remaining terms of the Agreements and the Plans shall continue in full force and effect except as provided in the controlling Apache Corporation Executive Retirement Agreement between Recipient/Employee and Apache Corporation.

3.	This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

4.	If any provision of this Amendment is held invalid or unenforceable, the remainder of this Amendment shall nevertheless remain in full force and effect, and if any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances, to the fullest extent permitted by law.

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IN WITNESS HEREOF the parties have caused this Amendment to be executed, agreed and accepted, effective as of January 20, 2015.

APACHE CORPORATION		G. STEVEN FARRIS

By:	/s/ Margery M. Harris	By:	/s/ G. Steven Farris
	Margery M. Harris		G. Steven Farris
Executive Vice President,
Human Resources

ATTEST:

/s/ Cheri L. Peper
Cheri L. Peper
Corporate Secretary

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